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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                         ELDORADO ARTESIAN SPRINGS, INC.


         Pursuant to the provisions of the Colorado Business Corporation Act ("the Act"), the undersigned corporation adopts the following amended and restated Articles of Incorporation ("Amended and Restated Articles"). These articles correctly set forth the provisions of the Articles of Incorporation, as amended, and supersede the original Articles of Incorporation and all amendments thereto.

                                    ARTICLE I
                                      NAME

         The name of the Corporation is ELDORADO ARTESIAN SPRINGS, INC.

                                   ARTICLE II
                               AUTHORIZED CAPITAL

         The aggregate number of shares which the corporation shall have authority to issue shall be sixty million (60,000,000) shares, with fifty million (50,000,000) being designated as Common Stock and ten million (10,000,000) being designated as Preferred Stock, having a par value of $.001 per share. The Preferred Stock shall be "blank check" preferred stock and, as such, is subject to the provisions of this Certificate and the Colorado Business Corporation Act, may be designated by the Company's Board of Directors to have such voting powers, full or limited, or no voting rights, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as the Corporation's Board of Directors shall deem appropriate.

                                   ARTICLE III
                                     OFFICES

         The street address of the registered office of the Corporation is 294 Artesian Drive, Eldorado Springs, CO 80025 and the name of the registered agent at that address is Douglas A. Larson. The address of the Corporation's initial principal office is 294 Artesian Drive, Eldorado Springs, CO 80025.

                                   ARTICLE IV
                                    PURPOSES

         The purpose for which the Corporation is organized is to engage in any lawful business.



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                                    ARTICLE V
                                PREEMPTIVE RIGHTS

         No holder of any shares of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the corporation.

                                   ARTICLE VI
                        QUORUM FOR SHAREHOLDERS' MEETINGS

         Except as bylaws adopted by the shareholders may provide for a greater quorum requirement, a majority of the outstanding shares shall constitute a quorum at any meeting of shareholders. Except as bylaws adopted by the shareholders may provide for a greater voting requirement and except as is otherwise provided by the Act with respect to action on amendment to these articles of incorporation, on a plan of merger or share exchange, on the disposition of substantially all of the property of the corporation, on the granting of consent to the disposition of property by an entity controlled by the Corporation, and on the dissolution of the Corporation, action on a matter other than the election of directors is approved if a quorum exists and if the votes cast favoring the action exceed the votes cast opposing the action. Any bylaw adding, changing or deleting a greater quorum or voting requirement for shareholders shall meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater.


                                   ARTICLE VII
                               BOARD OF DIRECTORS

         The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of a board of directors.

         The names and addresses of the members of the current board of directors are as follows:

                       Name                             Address
                       ----                             -------
                 Douglas A. Larson               12 Baldwin Circle
                                                 Eldorado Springs, CO 80025

                 Kevin M. Sipple                 43 Fowler Lane
                                                 Eldorado Springs, CO 80025

                 Jeremy S. Martin                2707 - 4th Street
                                                 Boulder, CO 80302

                 George J. Schmitt               11 Castle Pines North
                                                 Castle Rock, CO 80104

                 Don P. Van Winkle               1600 Indian Wells
                                                 Alamogordo, NM 88310


The number of directors of the Corporation shall be fixed and may be altered from time to time in accordance with the Bylaws.

         The directors shall be elected at each annual meeting of the shareholders, provided that vacancies may be filled by election by the remaining directors, though less than a quorum, or by the shareholders at a special meeting called for that purpose.


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                                  ARTICLE VIII
                                CUMULATIVE VOTING

         Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors.

                                   ARTICLE IX
                        LIMITATION ON DIRECTOR LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for:

                  (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders;

                  (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                  (iii)    acts specified in Section 7-108-403 of the Act; or

                  (iv) any transaction from which the director directly or indirectly derived any improper personal benefit.

If the Act is hereafter amended or superseded to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Act as so amended or superseded. Any repeal or modification of this Article X shall not adversely affect any right or protection of a director of the Corporation under this Article IX, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article IX, prior to such repeal or modification.


                                    ARTICLE X
                                 INDEMNIFICATION

         The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that the person is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, such person is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any


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bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

                                   ARTICLE XI
                                TERM OF EXISTENCE

         The duration of the Corporation shall be perpetual.

         IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation have been executed this ___ day of August, 2000, by the undersigned who affirms that the statements made herein are true and correct.



                                       By: /s/ Douglas A. Larson
                                          ----------------------
                                          Douglas A. Larson
                                          President



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